 Designated Filer:                   Twin Haven Special Opportunities Fund III, L.P.
 Issuer & Ticker Symbol:             Hawaiian Telcom Holdco, Inc. [HCOM]
 Date of Event Requiring Statement:  November 20, 2012

                                                                Exhibit 99.2

                                                    JOINT FILERS' NAMES AND ADDRESSES

1. Name:      Twin Haven Special Opportunities Partners III, L.L.C
   Address:   c/o Twin Haven Capital Partners, L.L.C.
              33 Riverside Avenue, 3rd Floor
              Westport, Connecticut 06880

2. Name:      Twin Haven Capital Partners, L.L.C.
   Address:   33 Riverside Avenue, 3rd Floor
              Westport, Connecticut 06880

3. Name:      Paul Mellinger
   Address:   c/o Twin Haven Capital Partners, L.L.C.
              33 Riverside Avenue, 3rd Floor
              Westport, Connecticut 06880

4. Name:      Robert Webster
   Address:   c/o Twin Haven Capital Partners, L.L.C.
              33 Riverside Avenue, 3rd Floor
              Westport, Connecticut 06880